EXHIBIT 1.01

ITURAN LOCATION AND CONTROL LTD
Conflict Minerals Report
For the Year ended December 31, 2015

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein reffered to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2015 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2015. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.

Further, once we had reason to believe that some portion of the 3TG Metals in our products may have originated from DRC, and were not from recycled or scrap sources, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2015 supply chain. The OECD Guidance “distinguishes between the roles of and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps to Support SEC Conflict Minerals Disclosure (Version 2.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals due diligence for downstream companies.

Despite our efforts, we did not receive timely, complete and sufficient information from some of our suppliers to determine the country of origin and SOR of the 3TG Metals used in 4 of our products (out of 225 in total). Our due diligence we exercised includes the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore we make no conclusion in this regard in this CMR. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran provides location-based services, consisting predominantly of stolen vehicle recovery and tracking services, as well as wireless communications products used in connection with its location-based services and various other applications. Ituran offers mobile asset location, Stolen Vehicle Recovery, management & control services for vehicles, cargo and personal security. Ituran’s subscriber base has been growing significantly since the Company’s inception to over 985,000 subscribers distributed globally. Established in 1995, Ituran has approximately 1,500 employees worldwide, provides its location based services in Israel, Brazil, Argentina and the United States.

We obtain products from two primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd).

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2015 please visit Ituran’s website, at: www.ituran.com

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM) on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers, and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

Based on our supplier responses and internal analysis, we determined that some of our products may contain 3TG Metals which originate from the DRC, and therefore we are required according to the Rule to conduct due diligence.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) a management systems, (2) explore risks in the supply chain, (3) risk management plan, (4) support of SOR auditing, and (5) Report findings. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Dilligence Process following OECD Guidance

4.1.	Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com. Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, financial, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we unidentified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals, and working with them on improving their due diligence and CMRT reports. As being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Explore Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2015 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2015 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provides our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals, and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2015 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we found that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or a “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Develop a Risk Management Plan

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Most of our suppliers have provided us complete CMRT reports, except a single supplier which is responsible only for 4 out of 225 products and components we use. In addition, few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Support of SOR auditing

Due to us being a downstream company, we are not able to carry out independent third-party audit of supply chain due diligence at identified points in the supply chain. We do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs. We considering of methods to contribute to an assessment scheme that facilitates third-party audits of SORs.

4.5.	Report Findings

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Conduct which are available at www.ituran.com.

5.	2015 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2015 was approximately 93%. Among the supplier responses, we identified 368 SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2015 calendar year. Out of them we have identified that 260 SORs are fall in one of the abovementioned two designations from CFSI either “Conflict-Free Smelters & Refineries" (224 SORs) or a “Active Smelters & Refiners” (36 SORs).

Based on the information provided by our suppliers through the end of the 2015 calendar year, we believe that the SORs that may have been used to process the 3TG Metals in our products include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.

During 2016, we plan to continue to review and evolve our due diligence and RCOI processes with respect to 3TG Metals. During 2016 we expect to: (1) continue to engage with our unresponsive suppliers (2) further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality; (3) refine the process of our due diligence.

7.	Forward Looking Statements

Certain of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended.  These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
A.L.M.T. TUNGSTEN Corp.	Japan			*		Compliant
ACL Metais Eireli	Brazil		*			Active
Advanced Chemical Company	USA	*				Compliant
Aida Chemical Industries Co., Ltd.	Japan	*				Compliant
Air Products	USA		*			None
Aktyubinsk Copper Company TOO	Russian Federation	*				None
Al Etihad Gold Refinery DMCC	United Arab Emirates	*				None
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	*				Compliant
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	*				Compliant
Alpha	USA				*	Compliant
American Iron and Metal	USA				*	None
An Thai Minerals Company Limited	Vietnam				*	Active
An Vinh Joint Stock Mineral Processing Company	Vietnam				*	Active
AngloGold Ashanti Córrego do Sítio Minerção	Brazil	*				Compliant
Argor-Heraeus SA	Switzerland	*				Compliant
Asahi Pretec Corporation	Japan					Compliant
Asahi Refining Canada Ltd.	USA	*				Compliant
Asahi Refining USA Inc.	USA					Compliant
Asaka Riken Co., Ltd.	Japan	*				Compliant
Asia Tungsten Products Vietnam Ltd.	Vietnam		*			Compliant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	*				None
Aurubis AG	Germany	*				Compliant
Avon Specialty Metals Ltd	United Kingdom			*		None
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	*				Compliant
Bauer Walser AG	Germany	*				None
Boliden AB	Sweden	*				Compliant
Brinkmann Chemie AG	USA		*			None
C. Hafner GmbH + Co. KG	Germany	*				Compliant
Caridad	Mexico	*				None
CCR Refinery - Glencore Canada Corporation	Mexico	*				Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Cendres + Métaux SA	Switzerland	*				Active
Changsha South Tantalum Niobium Co., Ltd.	China		*			Compliant
Chenzhou Diamond Tungsten Products Co., Ltd.	China		*			Compliant
Chenzhou Yunxiang Mining and Metallurgy Company Limited	China				*	Active
Chimet S.p.A.	Italy	*				Compliant
China Gold Deal Investment Co., Ltd.	China	*				None
China National Gold Group Corporation	China	*				None
China Tin Group Co., Ltd.	China				*	Compliant
CHIN-LEEP ENTERPRISE CO., LTD.	Taiwan	*				None
Chongyi Zhangyuan Tungsten Co., Ltd.	China		*			Compliant
Chugai Mining	Japan	*				None
CNMC (Guangxi) PGMA Co., Ltd.	China				*	None
Codelco	Chile	*				None
Colt Refining	USA	*				None
Conghua Tantalum and Niobium Smeltry	China			*		Compliant
Cooperativa Metalurgica de Rondônia Ltda.	Brazil				*	Compliant
CV Ayi Jaya	Brazil				*	Compliant
CV Dua Sekawan	Indonesia				*	Compliant
CV Duta Putra Bangka	Indonesia				*	None
CV Gita Pesona	Indonesia				*	Compliant
CV Makmur Jaya	Indonesia				*	None
CV Serumpun Sebalai	Indonesia				*	Compliant
CV Tiga Sekawan	Indonesia				*	Active
CV United Smelting	Indonesia				*	Compliant
CV Venus Inti Perkasa	Indonesia				*	Compliant
D Block Metals, LLC	USA			*		Compliant
Daejin Indus Co., Ltd.	Korea	*				Active
DaeryongENC	Korea	*				None
Daye Non-Ferrous Metals Mining Ltd.	China	*				None
Dayu Jincheng Tungsten Industry Co., Ltd.	China		*			None
Dayu Weiliang Tungsten Co., Ltd.	China		*			None
Do Sung Corporation	Korea	*				Active
DODUCO GmbH	Germany	*				Compliant
Dongguan Standard Electronic Material.Co.,Ltd	China	*				None

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Dowa	Japan	*			*	Compliant
Dowa Metals & Mining.	China	*				Compliant
DSC (Do Sung Corporation)	Korea	*				Active
Duoluoshan	China			*		Compliant
E.S.R. Electronics	USA			*		Active
Eco-System Recycling Co., Ltd.	Japan	*				Compliant
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam				*	Active
Elemetal Refining, LLC	USA	*				Compliant
Elmet S.L.U. (Metallo Group)	Spain				*	Compliant
EM Vinto	Bolivia				*	Compliant
Emirates Gold DMCC	United Arab Emirates	*				Compliant
Estanho de Rondônia S.A.	Brazil				*	None
Exotech Inc.	USA			*		Compliant
F&X Electro-Materials Ltd.	China			*		Compliant
Faggi Enrico S.p.A.	italy	*				Active
Feinhütte Halsbrücke GmbH	Germany				*	None
Fenix Metals	Poland				*	Compliant
Fidelity Printers and Refiners Ltd.	Zimbabwe	*				None
FIR Metals & Resource Ltd.	China			*		Compliant
Fujian Jinxin Tungsten Co., Ltd.	China		*			Compliant
Gansu Seemine Material Hi-Tech Co., Ltd.	China	*				None
Ganxian Shirui New Material Co., Ltd.	China		*			None
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	*				Compliant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China		*			Compliant
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China		*			None
Ganzhou Seadragon W & Mo Co., Ltd.	China		*			Compliant
Ganzhou Yatai Tungsten Co., Ltd.	China		*			Compliant
Geib Refining Corporation	USA		*			Active
Gejiu Fengming Metalurgy Chemical Plant	China				*	Active
Gejiu Kai Meng Industry and Trade LLC	China				*	Active
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China				*	Compliant
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China				*	Active
Gejiu Zili Mining And Metallurgy Co., Ltd.	China				*	None
Global Advanced Metals Aizu	Japan			*		Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Global Advanced Metals Boyertown	USA			*		Compliant
Global Tungsten & Powders Corp.	USA		*			Compliant
Great Wall Precious Metals Co., Ltd. of CBPM	China	*				None
Guangdong Jinding Gold Limited	China	*				None
Guangdong Xianglu Tungsten Co., Ltd.	China		*			Compliant
Guangdong Zhiyuan New Material Co., Ltd.	China			*		Compliant
Guanyang Guida Nonferrous Metal Smelting Plant	China				*	Active
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	*				None
H.C. Starck GmbH	Germany			*		Compliant
H.C. Starck GmbH Goslar	Germany			*		Compliant
H.C. Starck GmbH Laufenburg	Germany			*		Compliant
H.C. Starck Hermsdorf GmbH	Germany			*		Compliant
H.C. Starck Inc.	USA			*		Compliant
H.C. Starck Ltd.	Japan			*		Compliant
H.C. Starck Smelting GmbH & Co.KG	Germany		*	*		Compliant
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	*				None
Heimerle + Meule GmbH	Germany	*				Compliant
Hengyang King Xing Lifeng New Materials Co., Ltd.	China			*		Compliant
Heraeus Group	China	*				None
Heraeus Ltd. Hong Kong	Hong Kong	*				Compliant
Heraeus Precious Metals GmbH & Co. KG	Germany	*				Compliant
Hi-Temp Specialty Metals, Inc.	USA			*		Compliant
HuiChang Hill Tin Industry Co., Ltd.	China				*	Compliant
Huichang Jinshunda Tin Co., Ltd.	China				*	None
Hunan Chenzhou Mining Co., Ltd.	China	*				None
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China		*			Compliant
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China		*			None
Hunan Chunchang Nonferrous Metals Co., Ltd.	China		*			Compliant
Hwasung CJ Co., Ltd.	Korea	*				None
Hydrometallurg, JSC	Russian Federation		*			Compliant
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	*				Compliant
Ishifuku Metal Industry Co., Ltd.	Japan	*				Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Istanbul Gold Refinery	Turkey	*				Compliant
Japan Mint	Japan	*				Compliant
Japan New Metals Co., Ltd.	Japan		*			Compliant
Jean GOLDSCHMIDT INTERNATIONAL S.A.	Belgium				*	None
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China		*			Compliant
Jiangxi Copper Company Limited	China	*				Compliant
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China		*			Active
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China			*		Compliant
Jiangxi Gan Bei Tungsten Co., Ltd.	China		*			Compliant
Jiangxi Ketai Advanced Material Co., Ltd.	China				*	Compliant
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China		*			None
Jiangxi Richsea New Materials Co., Ltd.	China		*			None
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China		*			Compliant
Jiangxi Tuohong New Raw Material	China			*		Compliant
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China		*			Compliant
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China		*			Compliant
Jiangxi Yaosheng Tungsten Co., Ltd.	China		*			Active
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China			*		Compliant
Jiujiang Tanbre Co.,Ltd	China			*		Compliant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China			*		Compliant
Johnson Matthey Inc	USA	*				Compliant
Johnson Matthey Ltd	USA	*				Compliant
JSC "Aurat"	Russian Federation	*				None
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	*				Compliant
JSC Uralelectromed	Russian Federation	*				Compliant
JX Nippon Mining & Metals Co., Ltd.	Japan	*				Compliant
Kaloti Precious Metals	USA	*				None
Kangqiang Electronics Co., Ltd	China	*				None
Kazakhmys Smelting LLC	China	*-				None
Kazzinc	Kazakhstan	*				Compliant
KEMET Blue Metals	Mexico			*		Compliant
KEMET Blue Powder	USA			*		Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Kennametal Fallon	USA		*			Active
Kennametal Huntsville	USA		*			Compliant
Kennecott Utah Copper LLC	USA	*				Compliant
KGHM Polska Miedź Spółka Akcyjna	Poland	*				Active
King-Tan Tantalum Industry Ltd.	China			*		Compliant
Kojima Chemicals Co., Ltd.	Japan	*				Compliant
Korea Metal Co., Ltd.	Korea	*				None
Korea Zinc Co., Ltd.	Korea	*				Active
Kunshan Jinli chemical industry reagents co.,Ltd.	China	*				None
Kyrgyzaltyn JSC	China	*				None
L' azurde Company For Jewelry	Saudi Arabia	*				None
Lingbao Gold Company Limited	China	*				None
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	*				None
Linwu Xianggui Ore Smelting Co., Ltd.	China				*	None
LSM Brasil S.A.	Brazil			*		Compliant
LS-NIKKO Copper Inc.	Korea	*				Compliant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	*				None
Magnu's Minerais Metais e Ligas Ltda.	Brazil				*	Compliant
Malaysia Smelting Corporation (MSC)	Malaysia				*	Compliant
Malipo Haiyu Tungsten Co., Ltd.	China		*			Compliant
Materion	USA	*				Compliant
Matsuda Sangyo Co., Ltd.	Japan	*				Compliant
Melt Metais e Ligas S/A	Brazil				*	Compliant
Metahub Industries Sdn. Bhd.	Malaysia	*				None
Metallic Resources, Inc.	USA				*	Compliant
Metallo Chimique	USA				*	None
Metallo-Chimique N.V.	Beliugm				*	Compliant
Metallurgical Products India Pvt., Ltd.	India			*		Compliant
Metalor Technologies (Hong Kong) Ltd	Hong Kong	*				None
Metalor Technologies (Hong Kong) Ltd.	China	*				Compliant
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	*				Compliant
Metalor Technologies (Suzhou) Ltd.	China	*				Active
Metalor Technologies SA	Switzerland	*				Compliant
Metalor USA Refining Corporation	USA	*				Compliant
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	*				Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Mineração Taboca S.A.	Brazil			*	*	Compliant
Minmetals Ganzhou Tin Co. Ltd.	China				*	None
Minsur	Peru				*	Compliant
Mitsubishi Materials Corporation	Japan	*			*	Compliant
Mitsubishi Materials Corporation	Japan	*			*	Compliant
Mitsui Mining & Smelting	Japan			*		Compliant
Mitsui Mining and Smelting Co., Ltd.	Japan	*				Compliant
MMTC-PAMP India Pvt., Ltd.	India	*				Compliant
Moliren Ltd	Russian Federation		*			Active
Molycorp Silmet A.S.	Estonia			*		Compliant
Morris and Watson	New Zealand	*				None
Moscow Special Alloys Processing Plant	Russian Federation	*				Compliant
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	*				Compliant
Nankang Nanshan Tin Manufactory Co., Ltd.	China				*	None
Nathan Trotter & Co., Inc.	USA				*	None
Navoi Mining and Metallurgical Combinat	Uzbekistan	*				Active
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam				*	Active
Niagara Refining LLC	USA		*			Compliant
Nihon Material Co., Ltd.	Japan	*				Compliant
Ningxia Orient Tantalum Industry Co., Ltd.	China			*		Compliant
Nippon Yakin Kogyo Co., Ltd.	Japan		*			None
North American Tungsten	Canada		*			None
Novosibirsk Integrated Tin Works	Russian Federation				*	None
Novosibirsk Processing Plant Ltd.	Russian Federation				*	None
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam		*			Compliant
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand				*	Compliant
O.M. Manufacturing Philippines, Inc.	Philippines				*	Compliant
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Australia	*				Compliant
Ohio Precious Metals, LLC	USA	*				Compliant
Ohura Precious Metal Industry Co., Ltd.	Japan	*				Compliant
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Russian Federation	*				Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
OJSC Kolyma Refinery	Russian Federation	*				None
OJSC Novosibirsk Refinery	Russian Federation	*				Compliant
Operaciones Metalurgical S.A.	Bolivia				*	Compliant
PAMP SA	Switzerland	*				Compliant
Penglai Penggang Gold Industry Co., Ltd.	China	*				None
Philippine Chuangxin Industrial Co., Inc.	Philippines		*			Compliant
Phoenix Metal Ltd.	Rwanda				*	Active
Plansee SE Liezen	Australia			*		Compliant
Plansee SE Reutte	Australia			*		Compliant
Pobedit, JSC	Russian Federation		*			None
Poongsan	Korea				*	None
Prioksky Plant of Non-Ferrous Metals	Russian Federation	*				Compliant
PT Alam Lestari Kencana	Indonesia				*	None
PT Aneka Tambang (Persero) Tbk	Indonesia	*				Compliant
PT Aries Kencana Sejahtera	Indonesia				*	Compliant
PT Artha Cipta Langgeng	Indonesia	*				Compliant
PT ATD Makmur Mandiri Jaya	Indonesia				*	Compliant
PT Babel Inti Perkasa	Indonesia				*	Compliant
PT Babel Surya Alam Lestari	Indonesia				*	None
PT Bangka Kudai Tin	Indonesia				*	None
PT Bangka Prima Tin	Indonesia				*	Compliant
PT Bangka Putra Karya	Indonesia				*	None
PT Bangka Timah Utama Sejahtera	Indonesia				*	None
PT Bangka Tin Industry	Indonesia				*	Compliant
PT Belitung Industri Sejahtera	Indonesia				*	Compliant
PT BilliTin Makmur Lestari	Indonesia				*	Compliant
PT Bukit Timah	Indonesia				*	Compliant
PT Cipta Persada Mulia	Indonesia				*	Compliant
PT DS Jaya Abadi	Indonesia				*	Compliant
PT Eunindo Usaha Mandiri	Indonesia				*	Compliant
PT Fang Di MulTindo	Indonesia				*	None
PT HANJAYA PERKASA METALS	Indonesia				*	None
PT HP Metals Indonesia	Indonesia				*	None
PT Inti Stania Prima	Indonesia				*	Compliant

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
PT Justindo	Indonesia			*	Compliant
PT Karimun Mining	Indonesia			*	Active
PT Kijang Jaya Mandiri	Indonesia			*	Active
PT Koba Tin	Indonesia			*	None
PT Mitra Stania Prima	Indonesia			*	Compliant
PT Panca Mega Persada	Indonesia			*	Compliant
PT Pelat Timah Nusantara Tbk	Indonesia			*	None
PT Prima Timah Utama	Indonesia			*	Compliant
PT REFINED BANGKA TIN	Indonesia			*	Compliant
PT Sariwiguna Binasentosa	Indonesia			*	Compliant
PT Seirama Tin investment	Indonesia			*	None
PT Stanindo Inti Perkasa	Indonesia			*	Compliant
PT Sukses Inti Makmur	Indonesia			*	Compliant
PT Sumber Jaya Indah	Indonesia			*	Compliant
PT Supra Sukses Trinusa	Indonesia			*	None
PT Timah (Persero) Tbk Kundur	Indonesia			*	Compliant
PT Timah (Persero) Tbk Mentok	Indonesia			*	Compliant
PT Tinindo Inter Nusa	Indonesia			*	Compliant
PT Tirus Putra Mandiri	Indonesia			*	None
PT Tommy Utama	Indonesia			*	Compliant
PT Wahana Perkit Jaya	Indonesia			*	Compliant
PT Yinchendo Mining Industry	Indonesia			*	None
PX Précinox SA	Switzerland	*			Compliant
QuantumClean	USA		*		Compliant
Rand Refinery (Pty) Ltd.	South Africa	*			Compliant
Remondis Argentia B.V.	Netherlands	*			None
Republic Metals Corporation	USA	*			Compliant
Resind Indústria e Comércio Ltda.	Brazil		*		Compliant
RFH Tantalum Smeltry Co., Ltd.	China		*		Compliant
Royal Canadian Mint	Canda	*			Compliant
Rui Da Hung	Taiwan			*	Compliant
Sabin Metal Corp.	USA	*			None
Samduck Precious Metals	Korea	*			Active
Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	Korea			*	None
SAMWON METALS Corp.	Korea	*			None

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Sanher Tungsten Vietnam Co., Ltd.	Vietnam		*			None
SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	China	*				None
SAXONIA Edelmetalle GmbH	Germany	*				Active
Schone Edelmetaal B.V.	Netherlands	*				Compliant
SEMPSA Joyería Platería SA	Spain	*				Compliant
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	*				None
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	*				Compliant
Shang Hai Gold Exchange	China	*				None
Shanghai Jiangxi Metals Co. Ltd	China			*		None
shenzhen fujun material technology co,ltd	China	*				None
Sichuan Tianze Precious Metals Co., Ltd.	China	*				Compliant
Singway Technology Co., Ltd.	Taiwan	*				Compliant
So Accurate Group, Inc.	USA	*				None
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	*				Compliant
Soft Metais, Ltda.	Brazil				*	Compliant
Solar Applied Materials Technology Corp.	Tawian	*				Compliant
Solikamsk Magnesium Works OAO	Russian Federation			*		Compliant
South-East Nonferrous Metal Company Limited of Hengyang City	China		*			Active
Sumitomo Metal Mining Co., Ltd.	Japan	*				Compliant
Suzhou Xingrui Noble metal material co.ltd	Philippines		*			None
T.C.A S.p.A	Italy	*				Compliant
Tai zhou chang san Jiao electron Co.,Ltd.	China	*				None
Taki Chemicals	Japan			*		Compliant
Tanaka Kikinzoku Kogyo K.K.	Japan	*				Compliant
Tantalite Resources	South Africa			*		None
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	*				Compliant
Telex Metals	USA			*		Compliant
Thaisarco	Thailand				*	Compliant
The Refinery of Shandong Gold Mining Co., Ltd.	China	*				Compliant
Tiancheng Chemical	China	*				None
Tokuriki Honten Co., Ltd.	Japan	*				Compliant
TONGDING METALLIC MATERIAL CO.LTD	China				*	None

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Tongling Nonferrous Metals Group Co., Ltd.	China	*				None
Torecom	Korea	*				Compliant
Tranzact, Inc.	USA			*		Compliant
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam				*	Active
Ulba Metallurgical Plant JSC	Kazakhstan			*		Compliant
Umicore Brasil Ltda.	Brazil	*				Compliant
Umicore Precious Metals Thailand	Thailand	*				Compliant
Umicore SA Business Unit Precious Metals Refining	Beliugm	*				Compliant
United Precious Metal Refining, Inc.	USA	*				Compliant
Valcambi SA	Switzerland	*				Compliant
Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam		*			Compliant
Voss Metals Company, Inc	USA		*			None
VQB Mineral and Trading Group JSC	Vietnam				*	Compliant
Western Australian Mint trading as The Perth Mint	Australia	*				Compliant
White Solder Metalurgia e Mineração Ltda.	Brazil				*	Compliant
WIELAND Edelmetalle GmbH	Germany	*				Active
Wilhelm Westmetall	Germany				*	None
Wolfram Bergbau und Hütten AG	Australia		*			Compliant
Wolfram Company CJSC	Russian Federation			*		None
Woltech Korea Co., Ltd.	Korea		*			Compliant
Xiamen Tungsten (H.C.) Co., Ltd.	China		*			Compliant
Xiamen Tungsten Co., Ltd.	China					Compliant
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China		*			Active
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China		*			Compliant
XinXing HaoRong Electronic Material Co., Ltd.	China			*		Compliant
XTC,XTC Haicang,XTC H.C.	China			*		Compliant
Yamamoto Precious Metal Co., Ltd.	Japan	*				Compliant
Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China	*				None
Yichun Jin Yang Rare Metal Co., Ltd.	China			*		Compliant
Yifeng Tin Industry (Chenzhou) Co Ltd	China				*	None
Yokohama Metal Co., Ltd.	Japan	*				Compliant
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China				*	Active

SOR Name	SOR Country	Gold	Tungsten	Tantalum	Tin	CFSI Compliant / Active / None
Yunnan Copper Industry Co., Ltd.	China	*			None
YunNan GeJiu Jin Ye Mineral Co.,Ltd	China			*	None
Yunnan Tin Group (Holding) Company Limited	China			*	Compliant
Zhongshan Public Security Bureau, Guangdong Province ,China	China	*			None
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	*			Compliant
Zhuzhou Cemented Carbide	China		*		Compliant
Zijin Mining Group Co., Ltd. Gold Refinery	China	*			Compliant